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                            MANAGEMENT AGREEMENT

      This agreement is dated as of July 1, 1996, by and between NATIONAL HEALTHPLEX INC., a Pennsylvania nonprofit public benefit corporation ("Company") having an office at 5 East 22nd Street, Apt. 19T, New York, NY 10011 and KAPSON MANAGEMENT CORP., a New York corporation ("Manager") having an office at 242 Crossways Park West, Woodbury, New York 11797.

A. The Glen Cove Industrial Development Agency "Issuer") entered into that certain Ground Lease, ("Ground Lease") by and between the Regency at Glen Cove, Inc. ("Land Owner", as Land Owner, and Issuer as Tenant, pursuant to which Issuer is leasing certain real property in Glen Cove, New York.

B. The Company and Issuer entered into that certain Installment Sale Agreement, dated as of January 1, 1992 (the "Sale Agreement"), by and between Issuer and Company providing for, among other things, the assignment of Issuer's rights and obligations under the Ground Lease to company.

C. In conjunction with the Sale Agreement, company obtained financing for the "Project" (as hereinafter defined) through the sale of Glen Cove Industrial Development Agency Civic Facility Revenue Bonds (The Regency at Glen Cove) 1992 Series A, 1992 Series B and 1992 Taxable Series C (hereinafter collectively referred to as the "Bonds"). The proceeds from the sale of the Bonds will be administered and disbursed pursuant to that certain Trust Indenture, dated as of January 1, 1992 ("the Indenture"), by and between Issuer and First Interstate Trust Company of New York ("Trustee").

D. Repayment of the Series A bonds and Taxable Series C Bonds is secured by that certain First Mortgagee and Security Agreement dated as of January 1, 1992 (the "First Mortgage"), made by Issuer in favor of Trustee.
      Repayment of the Series B Bonds is secured by that certain Second Mortgage and Security Agreement dated as of January 15, 1992 (the "Second Mortgage"), made by Issuer in favor of Trustee (the First Mortgage and Second Mortgage together with any amendments, supplements, consolidations or extensions thereof and any other deed of trust or mortgage securing any Additional Bonds, Alternative Indebtedness or obligations issued or incurred in accordance with the Indenture, on parity with or to refund such Bonds or Additional Bonds are collectively referred to herein as the "Mortgages"). Issuer's interest in the Sale Agreement (other than certain rights to indemnification, notices, fees and expenses) has been assigned to the Trustee pursuant to the terms of the Sale Agreement and the Indenture.

E. The Indenture, Sale Agreement, Mortgages, Notes and all other documents entered into in connection with the Bond or Refinancing Bonds as they may be amended from time to time, are collectively referred to herein as the "Loan Documents".

      NOW THEREFORE, in consideration of the mutual promises and agreements between the parties and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, company and Manager do hereby mutually agree as follows:

      1. APPOINTMENT AND ACCEPTANCE. Company appoints Manager as exclusive manager for the management of the Project described in Section 2 of this Agreement, and Manager accepts the appointment, subject to the terms and conditions set forth in this Agreement.

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      2.    DESCRIPTION OF PROJECT AND PROJECT CONTROL. The project to be managed by Manager under this Agreement (the "Project") is comprised of an adult home facility licensed by the New York State Department of Social Services Bureau of Certification for Adult Services ("Adult Home Units") consisting of land, buildings and other improvements. The Project is further described as follows:

      Name:       The Regency at Glen Cove
      Location:   Street Address:   94 School Street
                  City:             Glen Cove
                  County:           Nassau
                  State:            New York
      Number of units:              96 Adult Home Units.

      Manager will be responsible to oversee, operate and manage all of the Adult Home Units. It is Manager's responsibility to ensure that the operation of the Project complies with all federal, New York State and Glen Cove laws and regulations, including all applicable Adult Care Facility laws. Notwithstanding any authority granted to Manager herein, Company shall, at all times, retain sole authority and control over the operations of the Project (including compliance with all applicable laws and regulations) and shall establish reasonable general management policies from time to time to be adhered to by Manager in the performance of Manager's services hereunder. All powers and duties not specifically delegated to Manager herein shall remain the sole responsibility of Company.

      3.    DEFINITIONS.  As used in this Agreement:

            (a) "MORTGAGES" means the Mortgages and any "Fee Mortgage" or "Leasehold Mortgage" (as such terms are defined in the Ground Lease).

            (b) "MORTGAGEE" means any holder of the Mortgages including the trustee and any "Fee Mortgagee" or "Leasehold Mortgagee" (as such terms are defined in the Ground Lease).

            (c) "PROJECT REVENUE" shall have the meaning as set forth in the Indenture.

            All other terms capitalized and not otherwise defined herein shall have the meaning set forth for the same in the indenture.

      4.    MANAGEMENT PLAN.

      Attached hereto as exhibit "A" and hereby incorporated herein, is a copy of the management plan for the Project which provides a comprehensive and detailed description of the policies and procedures to be followed initially in the management of the Project (the "Management Plan"). In many of its provisions this agreement briefly defines the nature of the Manager's obligations, with the intention that reference be made to the Management Plan for more detailed policies and procedures.

      Accordingly, Company and Manager shall comply with all applicable provisions of the Management Plan, regardless of whether or not specific reference is made thereto in any particular provision of this Agreement.

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      5.    MANAGEMENT INPUT DURING LOAN DOCUMENT PROCESSING.

      Manager will advise and assist Company with respect to management input in connection with Company's compliance with the Loan Documents and the Company's Tax Certificate during the term of this Agreement. Manager's specific tasks will be as follows:

            (a) Preparation and submission to Company for its approval of a recommended operating budget for each operating year of the Project.

            (b) Preparation and submission to Company of the monthly statement of income and expenses throughout the term of this Agreement.

            (c) Obtain and maintain any and all licenses, certificates, permits and approvals, as more fully described in Section 23 hereof.

            (d) Continuing review of the Management Plan, for the purpose of keeping Company advised if necessary of desirable changes.

      6.    BASIC INFORMATION.

      Company has furnished Manager with a complete set of plans and specification as finally approved and copies of all guarantees and warranties pertinent to construction, fixtures and equipment. With the aid of this information and inspection by competent personnel, manager will thoroughly familiarize itself with the character, location, construction, layout, plan and operation of the Project and especially of the electrical, heating, plumbing, air-conditioning and ventilating systems, the elevators and all other mechanical equipment, as applicable. Manager shall maintain direct liaison with Company's Design Architect and Contractor following completion of construction. Manager agrees to provide Company no later than March 1 of each year all information necessary for Company's accountants to prepare Company's tax returns and filings.

      7.    ADMISSIONS AGREEMENT.

      Manager will offer the Adult Home Units and the Administrator of the Project will enter into Admission Agreements ("Admission Agreements") as Company's representative with residents with respect thereto. Company has adopted a board resolution authorizing the Administrator to so execute such Admission Agreements. Incidental to such offerings, the following provisions will apply:

            (a)   Manager will show the Project to prospective residents.

            (b) Manager will take and process applications for admission. If an application is rejected, the applicant will be told the reason for rejection, and the rejected application, with reason for rejection noted thereon, will be kept on file for such periods as may be necessary to comply with applicable federal and New York State law. A current list of prospective residents will be maintained. Manager will, in evaluating applications consider the charitable nature of the Company's activities.

            (c) Manager will prepare all Admission Agreements and parking permits, and will execute the same in its name, identified thereon as agent for Company. The terms of all Admission Agreements will comply with all federal, state and local laws and regulations. Admission Agreements

                                        3
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will be in a form approved by the New York State Department of Social Services and by Company. Manager will, in evaluating such applications, consider the charitable nature of the Company's activities.

            (d) Company will furnish Manager with fee schedules describing the basic monthly charges plus other such schedules from time to time and Manager will be responsible for the implementation of such updates.

      8.    COLLECTION OF SERVICE FEES AND OTHER RECEIPTS.

      Manager will use its best efforts to collect when due all monthly service fees, charges and other amounts receivable on Company's account in connection with the management and operation of the Project. Such receipts will be deposited (a) so long as the Loan Documents are in force, in the Revenue Fund and in accordance with the requirements of the Loan Documents and (b) thereafter, in accounts insured by the United States Government (These Accounts are collectively referred to herein as the "Admission Account"). Manager will be a permitted signatory on the Admission Account. All funds in the Admission Account shall be transferred by Manager to the Trustee weekly. The Operating and Expense account shall not be commingled with any other funds collected by Manager, as agent for other third parties or otherwise.

      9. RESIDENT COMPLIANCE. Manager will use its best efforts to secure full compliance by each resident with the terms of his or her Admission Agreement. Voluntary compliance will be emphasized and Manager will counsel residents and make referrals to community agencies in cases of financial hardship or under other circumstances deemed appropriate by Manager, to the end that involuntary termination of residencies may be avoided to the maximum extent consistent with sound management of the Project and the charitable purposes of Company. Nevertheless, subject to the pertinent procedures prescribed in the Management Plan, Manager may lawfully terminate any Admission Agreement when, in Manager's judgment and in compliance with policies adopted by Company from time to time, sufficient cause (including, but not limited to, the nonpayment of the monthly service fee) for such termination occurs under the terms of such resident's Admissions Agreement. In the event that Manager determines there is cause for termination of an Admission Agreement, Manager shall take such steps as prescribed by the New York State Social Services Law. For these purposes, Manager is authorized to consult with legal counsel of its choice, to be approved by Company, to bring actions to terminate admission agreements and judicial pleading incident to such actions; provided however that Manager will keep Company informed of such actions and will follow State law applicable to any such action. Attorney's fees and other necessary costs incurred in connection with such actions will be paid out of the Admission Account as operating expenses of the Project.

      Manager shall undertake involuntary termination proceedings only after receipt of Company's express written authorization and instruction to do so.

      Notwithstanding the authority granted to Manager herein, Manager will comply with Company's reasonable policies of maintaining in residence any residents who, subsequent to their initial acceptance into the Project, become unable to pay the regular charges; provided, however, that all residents must be able to pay the monthly fees at the time being accepted into the Project and satisfy reasonable requirements established by Company with respect to their ability to pay future fees and charges.

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

      Manager will further refrain from adopting any admission, collection or termination policy that would jeopardize the status of Company under Section 501
(c) (3) of the Internal Revenue code of 1986, as amended, or violate any provision of New York Social Services Laws.

      10.   MAINTENANCE AND REPAIR.

      Manager will cause the Project to be maintained and repaired in accordance with the Management Plan and state and local codes including, but not limited to, cleaning, painting, decorating, plumbing, electrical, HVAC, appliances, carpentry, grounds care and such other maintenance and repair work as may be necessary, subject to any reasonable limitations imposed by Company in addition to those contained herein.

      Incident thereto, the following provisions will apply:

            (a) Special attention will be given to preventive maintenance and to the greatest extent feasible, the services of regular maintenance employees will used.

            (b) Subject to Company's prior approval, which approval shall not be unreasonably withheld, Manager will contract with qualified independent contractors for the maintenance and repair of HVAC systems and elevators, and for extraordinary repairs beyond the capability of regular maintenance employees.

            (c) Manager will systematically and promptly receive and investigate all service requests from residents, take such action thereon as may be justified, and will keep records of the same. Emergency requests will be received and serviced on a twenty-four (24) hour basis. Complaints of a serious nature will be reported to Company after investigation.

            (d) Manager is authorized to purchase all materials, equipment, tools, appliances, supplies and services necessary for proper maintenance and repair of the Project.

            (e) Notwithstanding any of the foregoing provisions, the prior approval of Company will be required for any expenditures which exceed Ten Thousand Dollars ($10,000) in any one instance for labor, materials, or otherwise in connection with the maintenance and repair of the Project, except for recurring expenses within the limits of the operating budget or emergency repairs involving manifest danger to persons or property or required to avoid the violation of any applicable building code or law or suspension of any necessary service license or permit relating to the Project. In the latter event Manager will inform Company of the facts as promptly as possible. Unless disclosed in writing to the Company in advance, an agreement for goods and services shall be made with third parties not affiliated with Manager. Manager must obtain Company's prior written consent for any agreements for goods or services made by Manager with Manager's affiliates.

      11.   DINING/DIETARY SERVICES

      Manager shall supervise and provide for the operation of dining/dietary services as follows:

            (a) Direct and supervise the Project's dining/dietary operations in accordance with all standards to which such operations are subject. Manager shall secure and keep in effect on behalf of

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and at the expense of Company all necessary licenses and permits required for the conduct of its dining/dietary operations.

            (b) Prepare all menus to be used at the Project. Said menus shall be designed so as to comply with New York State's nutritional requirements and the Project's budgetary guidelines as well as being nutritionally balanced and, to the extent possible, consistent with the stated food preferences of the Project residents.

            (c) Through Manager's supervisory personnel and employees of Company, provide and implement cleaning and maintenance schedules of the food preparation, serving and dining areas of the Project and maintain same in a proper and sanitary condition so as to comply with all appropriate federal, state and local regulatory agency requirements.

            Provide prior to the commencement of the initial Fiscal Year, a projected dining/dietary operating budget for the ensuing Fiscal Year. Said budget shall include all information necessary to allow same to be integrated into Company's next annual budget forecast for the Project's cost of operations.

            Provide to Company on a monthly basis a statement of dining dietary service operations which shall include the number of meals served, cost of operations, and cost analysis on a per-meal-served basis, and any additional reports as may be agreed upon by Company and Manager.

      12.   UTILITIES AND SERVICES

      In accordance with the Management Plan and the operating budget, Manager will make arrangements for water, electricity, gas, fuel oil, sewage and trash disposal, vermin extermination, laundry facilities, and telephone service. Manager will make such contracts as may be necessary to secure such utilities and services.

      13.   EMPLOYEES

      The Management Plan generally prescribes the number of personnel to be regularly employed in the management of the Project, including an Administrator, an Activities Director, a Case Manager, Resident Care Attendants and maintenance, bookkeeping, clerical and other managerial employees. All such personnel are employees of the Company and not the Manager, and will be hired, supervised and discharged for the Company by the Manager, subject to the Company's prior approval, as follows:

            (a) The Administrator will have duties of the type usually associated with such position and will coordinate Project activities in the interest of good overall management.

            (b) The compensation (including fringe benefits, as reasonably approved by Company) of the Administrator, the Program Director, and the other employees will be as generally prescribed in the Management Plan. All compensation paid by Company shall be subject to Company's prior review and approval.

            (c) Company will be responsible for compensation (including fringe benefits) payable to the management and maintenance employees, as prescribed in the Management Plan, and for all local, state, and federal taxes and assessments (including, but not limited to, Social Security taxes, unemployment insurance, and worker's compensation insurance) incidental to the employment of such

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personnel.  Such compensation will be paid out of the Operating and Expense
Account and will be treated as Project expenses.

            (d) Compensation (including fringe benefits, as reasonably approved by Company) payable to the Administrator, Program Director, and all bookkeeping, clerical, and other managerial personnel, plus all the employment of such personnel will be paid by Company from the Operating and Expense Account and will not be paid out of the Manager's fee.

            (e) Manager represents that it is, and, at all times during the term hereof, will be, an equal opportunity employer, in compliance with all federal, state and local legal requirements. Manager further represents that it will comply with all applicable wage and hour and similar laws relating to the employment of personnel at the project.

            (f) Understanding that it constitutes a material inducement to Company for entering into this Amendment, Manager represents that upon the termination of this Management Agreement (whether pursuant to paragraph 29 hereof or due to the expiration of the Initial Term or the Initial Term as extended hereby) Manager shall take all steps reasonably necessary to retain the employment of all personnel at the Project as Company employees so that Company shall become the employer of all said personnel after Manager's termination.

      14.   SERVICE CONTRACTS

      Manager shall represent Company with respect to negotiation, execution, termination and administration of all significant service contracts. All such contracts shall be upon such terms and for such rates of compensation as Manager and Company shall preapprove. As used herein, a "significant service contract" means a contract which either expires more than one (1) year from the execution of the contract or contemplates payments on average in excess of $1,000 per month.

      15.   IMPROVEMENTS TO THE PROJECT.

      Manager shall make recommendations to Company with respect to physical additions and expansions of the Project which may in Manager's discretion, be deemed to be in the best interest of the Project together with recommendations regarding expansion of services within the existing physical Project; provided however, that no proposed addition or expansion shall be undertaken or implemented without prior approval of Company.

      16.   DISBURSEMENTS

            (a) So long as the Loan Documents are in force, Manager shall receive and disburse Project Revenues in accordance with Section 5.10 (a) of the Indenture and in accordance with the requirements of the Loan Documents.

            (b) After termination of the Loan Documents, Manager shall disburse Project Revenues as follows:

                  (i) From the funds collected and deposited by Manager in the Admission Account pursuant to Section 9 above, Manager will make the following disbursements promptly when payable:

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                        A.    Compensation payable the employees as specified in
      Subsection 13 (c) above, and for the taxes and assessments payable to local, state and federal governments in connection with the employment of such personnel.

                        B. All sums otherwise due and payable by Company as expenses of the Project authorized to be incurred by Manager under the terms of this Agreement, including compensation payable to Manager (and all accrued and deferred compensation) pursuant to Section 27, below, for its services hereunder.

                  (ii)  Except for the disbursements mentioned in Subsections 16
      (a) and (b) (i), above funds will be disbursed or transferred from the Admission Account only as Company may from time to time direct in writing.

            (c) In the event that the balance in the Admission Account or the respective Funds under the Indenture is at any time insufficient to pay disbursements due and payable under Subsections 16 (a) and (b) above, Manager will inform Company of that fact and Company will then remit to Manager sufficient funds to cover the deficiency within five (5) business days of such request. In no event will Manager be required to use its own funds to pay such disbursements.

            (d) Except with respect to emergencies described in Section 10 (e) of this Agreement, all disbursements shall require the signature of an authorized representative of Manager and the signature of an authorized representative of Company.

      17.   BUDGETS.

      Annual operating budgets for the Project must be approved or disapproved by Company within thirty (30) Business Days of Company's receipt of such budgets. Except as permitted under Subsection 10 (e) above, annual disbursements for each type of operating expenses itemized in the Project Budget will not exceed the lesser of $5,000 or twenty (20%) percent the amount authorized for that category by the approved Project Budget without the written consent of Manager and Company, except for utilities, real estate taxes, and any other extraordinary expenses. In addition to preparation and submission of a recommended Project Budget for the initial Fiscal Year, Manager will prepare a recommended Project Budget for each subsequent Fiscal Year, which shall commence during the term of the Agreement, and will submit the same to Company at least sixty (60) days before the beginning of such Fiscal Year. Company will promptly inform Manager of changes, if any, incorporated in the approved Project Budget, and Manager will keep Company informed of any anticipated deviation from the receipts or disbursements stated in the approved Project Budget.
Notwithstanding anything to the contrary stated herein, in consultation with Manager, Company shall retain the power to amend budgets to the extent not inconsistent with the Loan Documents.

      18.   RECORDS.

      In addition to any requirements specified in the Management Plan or other provisions of this Agreement, Manager will have the following responsibilities with respect to records and reports:

            (a) Manager, in coordination with Company, will establish and maintain a comprehensive system of records, books and accounts in a manner conforming to any requirements of

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New York State, the Issuer or Trustee.  All records, books, and accounts will be subject to examination at reasonable hours by any authorized representative of Manager, Company, the Issuer or Trustee.

            (b) With respect to each Fiscal Year ending during the term of this Agreement, Company will cause an annual financial report to be prepared by a certified accountant or other person based upon the preparer's examination of the books and records of Company and Manager relating to the Project. The report will be certified by the preparer and Manager and will be submitted to Company within ninety (90) days after the end of the Fiscal Year, for Company's further certification and submission to the Issuer and/or Trustee in accordance with Section 4.08 (b) of the Indenture Compensation for the preparer's services will be paid (i) so long as the Loan Documents are in force, as provided therein and (ii) thereafter, out of the Admission Account as an expense of the Project.

            (c) Manager will prepare a monthly report comparing actual and budgeted figures of receipts and disbursements and will submit each report to Company within twenty (20) days after the end of the month covered.

            (d) Manager will furnish Company and the Issuer and/or Trustee from time to time information or reasonable reports requested by either, with respect to the financial, physical, or operational condition of the Project.

            (e) By the twenty fifth (25th) day of each month, Manager will furnish Company with an itemized list of all delinquent accounts, including Admission Accounts as of the tenth (10th) day of the same month.

            (f) By the twenty fifth (25th) day of each month, Manager will furnish Company with a statement of receipts and disbursements during the previous month, with a schedule of accounts receivable and payable, and reconciled bank statements for the Admission Account as of the end of the previous month.

            (g) For so long as the Loan Documents are in force, Manager shall prepare or have prepared all reports required by the Loan Documents from Company in connection with the Project.

            (h) Except as otherwise provided in this Agreement, all bookkeeping, clerical, and other management overhead expenses (including, but not limited to costs of office supplies and equipment, data processing services, postage, transportation of managerial personnel, and telephone services) will be treated as Project expenses provided that such expenses are customary and reasonable.

      19.   BIDS AND PURCHASE DISCOUNTS, REBATES OR COMMISSIONS.

            (a) Company and Manager agree to obtain contract materials, supplies and services at competitive costs and on the terms most advantageous to the Project and to secure and credit to the Project all discounts, rebates or commissions obtainable with respect to purchases, service contracts, and all other transactions on behalf of the Project.

            (b) Manager shall solicit written cost estimates (i.e., bids) from at least three contractors or suppliers for any work item which Manager or Company estimates will cost $10,000 or more and for any contract or ongoing supply or service arrangement which is estimated to exceed $100,000 per year. Manager agrees to accept the bid which represents the lowest price, subject to

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Company's reasonable approval, taking into consideration all qualified bidders based upon each bidder's reputation for quality of workmanship or materials and timely performance and the time frame within which the service or goods are needed. For any contract or ongoing supply or service arrangement obtainable from more than one source and estimated to cost less than $100,00, Manager shall solicit verbal or written cost estimates as necessary to assure that the Project is obtaining services supplies and make a written record of any verbal estimates, as necessary to assure that the Project is obtaining services supplies and purchases at the lowest possible cost. Manager will make a written record of any verbal estimates obtained. Copies of all required bids and documentation of all other written and verbal cost comparisons made by Manager shall be made part of the Project's financial records and shall be retained for such periods as are necessary to comply with federal and New York State law. Unless disclosed in writing to the Company in advance, all agreements for goods and services shall be made with third parties not affiliated with Manager. Manager must obtain Company's prior written consent for any agreements for goods or services made by Manager with Manager's affiliates.

            (c) Manager agrees to make available to Company and the Issuer and/or Trustee all records of Manager which relate to the provision of goods or services to the Project whenever Project funds have been used to pay for such goods and/or services.

      20.   RESIDENT SERVICES PROGRAM.

      Manager will be responsible to Company for carrying out the Project's Resident services program.

      21.   RESIDENT-MANAGEMENT RELATIONS.

      Manager will encourage and assist residents of the Project in forming and maintaining representative organizations to promote their common interests, and will maintain good-faith communication with such organizations to the end result that problems affecting the Project and its residents may be avoided or solved on the basis of mutual self-interest.

      22.   INSURANCE.

      Company will inform Manager of insurance to be carried with respect to the Project and its operations, and Manager will cause such insurance to be placed and kept in effect at all times. Manager shall not be responsible for any unavailability of insurance due to reasons beyond Manager's control. Manager will pay premiums out of the Admission Account, and Premiums will be treated as operating expenses. All insurance will be placed with such companies, on such conditions, in such amounts, and with such beneficial interest appearing thereon as shall be acceptable to Company, and shall be otherwise in conformity with the terms of the Loan Documents and Ground Lease; provided that the same will include public liability coverage with Manager designated as an additional insured, in amounts acceptable to Manager as well as Company, Manager will investigate and furnish Company with full reports to all accidents, claims and potential claims for damages relating to the Project, and potential claims for damages relating to the Project, and will cooperate with Company's insurers in connection therewith. In addition, Manager shall carry such insurance as shall be required from time to time by the Loan Documents, Mortgages and Ground Lease premiums for which shall likewise be treated as operating expenses of the Project. Manager further agrees to carry, as an operating expense of the Project, errors and omissions insurance for the benefit of both Company and Manager and a bond protecting respective officers, employees and contractors, which insurance and bond shall be in such amounts and with such

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carriers and sureties as shall be mutually agreed upon by company and Manager.
Manager shall add Company as a named insured on its errors and omissions insurance policy.

      23.   LAWS, REGULATIONS, LICENSES, ENVIRONMENTAL AND LOAN DOCUMENT
COMPLIANCE.

            (a) Manager shall obtain any and all licenses, certificates, permits or approvals that may be required by any governing local, state, or federal law, ordinances, rules and regulations to operate the Project. Manager shall not be responsible for the unavailability of licenses, certificates, permits or approvals due to reasons beyond Manager's control. This will include, but is not limited to, preparing and submitting the applications and associated exhibits for such licenses, certificates, permits or approvals, and meeting with licensing personnel. Any and all such licenses, certificates, permits or approvals shall be obtained in the name of Company. Company shall pay for all fees incurred and any related preapproved company expenses in obtaining and maintaining any and all such licenses, certificates, permits or approvals, based upon the Project's budget agreed to by Company and Manager. Manager agrees to use its best efforts to obtain such licenses, certificates, permits or approvals.

            (b) Manager shall comply with and use its best efforts to maintain any and all such licenses, certificates, permits and approvals described in Subsection 23 (a) above. Manager agrees that Manager's management of the Project, including, but not limited to Manager's maintenance, alteration and operation of the Project, shall at all times conform to all applicable local, state and federal laws, ordinances, rules and regulations. Manager agrees to consult with Company prior to taking any action on any matter affecting the applicability, validity or legality of any such law, ordinance, rule or regulation or of any licensure or certification decision. Company agrees to pay the cost of maintaining such licenses, certificates, permits or approvals, including all license fees.

            (c) Manager covenants and agrees that: (i) Manager will comply with any reasonable requirements of Company from time to time to implement or facilitate the administration or enforcement of any or all of the provisions of this Section 23; and (ii) Manager will certify annually, if so requested by Company, that to Manager's knowledge it is in compliance with all Environmental Laws.

            (d) Manager shall provide all information required by the New York State Department of Social Services. Manager shall also cooperate and carry-out inspection and enforcement activities relating to the Project.

            (e) Notwithstanding any other provision of this Agreement, the Company will remain responsible for operation of the Project in compliance with all applicable laws and regulations.

            (f) In carrying out its activities and responsibilities under this Management, Manager shall assist Company to comply with all of its obligations under the terms of the Sale Agreement, the Mortgages, the Indenture and the Bonds.

            (g) Manager covenants and agrees that while it is acting as Manager (i) it will never intentionally cause or to the extent within Manager's control permit any "Hazardous Material" (as hereinafter defined) ever to be placed, held, located or disposed of on, under or at the Project or any part thereof or disposed of or discharged from the Project into the atmosphere or any watercourse, body of water or wetlands, except to the extent and in the manner permitted by applicable law and (ii) to the extent within Manager's control, Manager will not permit any Hazardous Material ever to be placed or used on the Project or any part thereof, except to the extent and in the manner permitted by applicable law. For purposes of this Agreement, the term "Hazardous Material" means any hazardous or toxic substance material or waste which is or becomes regulated by the laws of any local governmental authority, the State of New York or the United States Government (all collectively referred to as "Environmental Laws").

            (h) Pursuant to Paragraph 23 (g) above, Manager hereby indemnifies Company and agrees to defend and hold Company harmless from and against any and all losses, liabilities, damages, injuries, costs (including, without limitation, court costs and reasonable attorneys' fees), expenses and claims of any and every kind whatsoever caused by Manager or any of its employees which at any time or from time to time may be paid, incurred or suffered by, or asserted against Company for, with respect to or as a direct or indirect result of, the presence on or under, or the escape, seepage, leakage spillage, discharge, disposal, emission or release from, the Project or into or upon any land, the atmosphere, or any watercourse, body of water or wetland, of any Hazardous Material (except any Hazardous Materials (A) located on, at or under the Project as of the commencement of or subsequent to the termination of the term of this Agreement, and (B) first discovered at the Project after the commencement of or subsequent to the termination of the term of this Agreement), including, without limitation, any losses resulting from a diminution in the value of the Project and any losses, liabilities, damages, injuries, costs, expenses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Laws, provided, however, that this indemnity shall not cover any claim relating to Hazardous Material, which claim arises or accrues prior to the commencement of or subsequent to the termination of the term of this Agreement (except to the extent such claims relate to any act or omission of Manager, its employees or consultants on the Project prior to the commencement of or subsequent to the termination of this Agreement).

            (i) Company hereby indemnifies Manager and agrees to defend and hold Manager harmless from and against any and all losses, liabilities, damages, injuries, costs (including, without limitation, court costs and reasonable attorneys fees), expenses and claims of any and every kind whatsoever caused by Company or any of its employees which at any time or from time to time may be paid, incurred or suffered by, or asserted against Manager for, with respect to or as a direct or indirect result of, the presence on or under, or escape, seepage, leakage, spillage, discharge, disposal, emission or release from, the Project or into or upon any land, the atmosphere, or any watercourse, body of water or wetland, of any Hazardous Material (A) located on, at or under the Project as of the commencement of or subsequent to the termination of the term of this Agreement, and (B) first discovered at the Project after the commencement of or subsequent to the termination of the term of this Agreement, including, without limitation, any losses resulting from a diminution in the value of the Project, and any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Laws.

      24.   TAXES.

      Any taxes or other governmental obligations properly imposed on the Project are the obligations of the Project, not the Manager, and shall be paid from Project Revenues. With Company's written consent, Manager may contest the validity or amount of any such tax or imposition on the Project, subject to the terms and conditions of the Ground Lease. Company hereby agrees that it shall cooperate fully in any such contest of taxes or impositions by Manager.

      25.   COMPANY'S REPRESENTATIVE.

      In any situation in which, pursuant to the terms hereof, Company shall be required or permitted to take any action, or to give any approval, Manager shall be entitled to rely upon the statement of Company, or ITS EXECUTIVE DIRECTOR.
In the event Company does not respond to a written request by Manager for any approval or consent under this Agreement within ten (10) days, or other time frame specifically set forth in this Agreement, after receipt of such a request same shall be deemed to be approved.

      26.   NON-DISCRIMINATION.

      In the performance of its obligations under this Agreement, Manager shall comply with the provisions of any federal, state or local law prohibiting discrimination in housing on the grounds of race, color, creed or national origin including Title VI of the Civil Rights Act of 1965, executive Order 11063, and Title VIII of the 1968 Civil Rights Act, and all regulations implementing those laws.

      27.   MANAGER'S COMPENSATION.

      Manager's compensation shall be treated as an expense of the Project and shall be paid subject to the terms of Article V of the Indenture. The amount and payment terms of Manager's compensation hereunder are as follows:

            (a) Company shall pay Manager a base management fee in arrears on or before the last day of each month in the amount of $16,600 per month (the "Base Fee"), commencing with the month in which the contract is executed. All amounts due hereunder which are deferred under the Loan Documents shall bear interest at the rate of the greater of (i) 10% per annum or (ii) 1% per annum over Prime Rate as defined in the Indenture, compounded annually.

            (b) The Base Fee shall be increased on July 1, 1997 and each July 1 thereafter, at the option of Manager, during the term of this Agreement in accordance with the percentage increase, if any, in the Consumer Price Index for the New York City - Northern New Jersey - Long Island, New York - New Jersey-Connecticut Area (All Urban Consumers, All Items) the United States Department of Labor, Bureau of Labor Statistics (the "Bureau"). The Index for January 1 of the then current year during the term of this Agreement in which Manager elects to increase the Base Fee shall be compared with the Index for January 1 of the last year in which the Base Fee was increased (or, in the event of the first increase, the first year of the term of this Agreement) and the Base Fee then in effect shall be increased, in accordance with the percentage increase, if any, between such Indexes. In no event shall the Base Fee, as adjusted, be less then the Base Fee in effect immediately prior to the adjustment. Manager shall give company written notice of any such increase in the Base Fee by April 15 of each year and Company shall pay the increased Base Fee commencing July 1 of each year. Should the Bureau discontinue the publication of the Index, or publish the same less frequently, or alter the same in some other manner, Manager shall adopt a reasonable substitute index or procedure that reasonably reflects and monitors consumer prices as then customarily used in the Nassau County area.

            (c) The management fee set forth above shall, subject to the above terms, be paid to Manager (i) so long as the Loan Documents are in force, as provided therein and (ii) thereafter, for each month on the last day of each month.

      28.   TERMS AND TERMINATION.

            (a) The term of this Agreement shall commence on the date hereof and shall continue for twelve (12) months after the Project's opening date, such twelve (12) month period being referred to herein as the "Initial Term".

            (b) The Initial Term may be extended on the same terms and conditions at the option of Company for two additional twelve (12) month terms by written notice of such extension, which notice shall be given not less than 90 days prior to the end of the current term. Manager hereby agrees to accept any extension of the Initial Term exercised by Company.

            (c) This Agreement may also be terminated by the Company upon the occurrence of an event of default on the part of the Manager as hereinafter defined.

            (d) This Agreement may be terminated on the conditions, set forth in section 8.04 of the Indenture, if directed by a Majority Interest.

      29.   EVENTS OF DEFAULT TERMINATION.

            (a) Any of the following shall be an event of default hereunder on the part of the Company:

                  (i) If Company shall apply for or consent to the appointment of a receiver, trustee or liquidation of Company of all or a substantial part of its assets, file a voluntary petition of bankruptcy, make general assignment for the benefit of creditors file a petition or an answer seeking reorganization or arrangement with creditors or to take advantage of any insolvency law, or if an order, judgment or decree shall be entered by any court of competent jurisdiction on the application of a creditor adjudicating Company a bankrupt or insolvent or approving a petition seeking reorganization of Company or appointing a receiver, trustee or liquidation of Company or of all or a substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for any period of ninety (90) consecutive days.

                  (ii) If Company shall fail to keep, observe, pay or perform any material covenant, obligation, agreement, term of provision of this Agreement to be kept, observed, paid or performed by Company, and such default shall continue for a period of thirty (30) days after notice thereof by Manager to Company.

            (b) If any event of default by Company shall occur, Manager shall have the following remedies in law or equity on account of such event of default to which Manager may resort cumulatively or in the alternative:

                  (i) If the event of default shall be failure to make any payment to Manager as provided in this Agreement, Manager shall, in addition to recovery of the amount unpaid, be entitled to reasonable attorney's fees and costs of collection.

                  (ii) In addition to recovery of the amount provided for in subparagraph b(i) above, Manager may, if any event of default by Company shall occur forthwith terminate this Agreement on a minimum of twenty (20) days' notice to Company and remove from the Project Manager's employees and all Manager's systems, manuals, procedures and equipment. In the event of termination, Company shall within twenty (20) days of the effective date of such termination, pay to Manager all sums, fees, notes or other amounts then due, payable or outstanding to Manager or guaranteed or endorsed by Manager. All sums, fees, notes or other amounts due to Manager hereunder, but deferred or not payable at the date of termination shall be a continuing obligation of Company to be paid to Manager as monies become available in the priority set forth in section 5.10 (a) (10) of the Indenture.

            (c) Any of the following shall be an event of default hereunder on the part of Manager:

                  (i) If Manager shall apply for or consent to the appointment of a receiver, trustee or liquidator of Manager of all or a substantial part of its assets, file a voluntary petition of bankruptcy, make a general assignment for the benefit of creditors, file a petition or an answer seeking reorganization or arrangement with creditors or to take advantage of any insolvency law, or if an order, judgment or decree shall be entered by any court of competent jurisdiction on the application of a creditor adjudicating Manager a bankrupt or insolvent or approving a petition seeking reorganization of Manager or appointing a receiver, trustee or liquidator of Manager of all or substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for any period of ninety (90) consecutive days.

                  (ii) If Manager shall fail to keep, observe, pay or perform any material covenant, obligation, agreement, term or provision of this Agreement to be kept, observed, paid or performed by Manager, and such default shall continue for a period of thirty (30) days after notice thereof by company to Manager.

            (d) If any event of default by Manager shall occur, Company shall have the following remedies in addition to any other remedies available to it in law or equity on account of such event of default to which Company may resort cumulatively or in the alternative:

                  (i) If the event of default shall be failure of Manager to make any payment to Company as provided in this Agreement, Company shall, in addition to recovery of the amount unpaid, be entitled to reasonable attorney's fees and costs of collection;

                  (ii) In addition to recovery of the amount provided for in subparagraph d (1) above, Company may, if any event of default by Manager shall occur, forthwith terminate this Agreement on ninety (90) days' notice to Manager provided Company is able to replace Manager with another Manager/Operator licensed and preapproved by the State of New York, and remove from the Project Manager's employees and all Manager's systems, manuals, procedures and equipment. In the event of such termination, manager shall within ten (10) days of such termination pay to Company or to Trustee, if required by the Loan Documents, Project funds related to the Project then held by Manager, and Company shall within ten (10) days of the effective date of such termination, pay to Manager all sums, fees, notes or other amounts then due, payable or outstanding to Manager or guaranteed or endorsed by Manager. All sums, fees, notes or other amounts related to the Project due to Manager hereunder, but deferred or not payable at the date of termination shall be a continuing obligation of Company to be paid to Manager as monies become available in priority set forth in Section 5.10
      (a) of the Indenture.

      30.   REPRESENTATIONS.

            (a) Company represents and warrants that it is a corporation exempt from federal income taxes under Section 501 (c) (3) of the Internal Revenue Code and applicable state law, is duly formed, validly existing and in good standing under the laws of the States of California and New York and is duly qualified to do business in every jurisdiction in which it is so engaged, and that it has full authority to enter this Agreement.

            (b) Manager shall not share in either the profit or losses of the Project and nothing in this Agreement shall be deemed to make Manager an ownership participant in the business of Company or a partner or joint venture of or with Company.

            (c) Manager represents that it will take no action which would cause the Company to fail to be characterized as exempt from federal income tax under section 501 (c) (3) of the Internal Revenue Code of 1986 as amended.

      31.   MANAGER LOANS.

      Manager and Company acknowledge that, under certain circumstances as set forth in the Loan Documents, Company is required to employ a Marketing Consultant or Management Consultant, as defined therein. In the event a Marketing Consultant or Management Consultant is so employed, the expenses thereof shall first be paid from available Project Revenues or other available Funds under the Indenture. In the event Manager, at the written request of the Company, makes loans for expenses, such loans shall bear interest at the rate of one percent (1%) per annum over the Prime Rate as defined in the Indenture and shall be repaid as an operation and Maintenance Expense out of the first available funds from the Operations Fund or otherwise as provided in the Indenture.

      32.   LEGAL COUNSEL.

      In furtherance of the performance of Manager's obligations under this Agreement, Manager is authorized to consult with legal counsel, subject to prior written approval by the Company and the cost of such counsel incurred in connection with such performance (other than in the context of a dispute between Manager and Company, in which event Section 36 shall apply) shall be paid by Company. Manager shall notify Company of any legal counsel retained pursuant to this Paragraph 32.

      33.   NOTICES.

      All notices required hereunder shall be in writing and sent by United States mail, certified, postage prepaid:

      To Company at:

            NATIONAL HEALTHPLEX, INC.
            5 East 22nd Street, Apt. 19T
            New York, N.Y.  10011
            Attn:  Mr. Larry Morehead, Executive Director

            (a)   To Manager at:

            KAPSON MANAGEMENT CORP.
            242 Crossway Park West
            Woodbury, N.Y.  11797
            Attn:  Mr. Evan A. Kaplan, Vice President

      34.   INTERPRETIVE PROVISIONS.

            (a) This Agreement constitutes the entire Agreement between Company and Manager with respect to the management and operation of the Project, and not change will be valid unless made by supplemental written agreement between Company and Manager and, so long as the Loan Documents are in force there is delivered an opinion of Bond counsel acceptable to the Trustee that such changes will not adversely affect the tax exempt status of the Bonds.

            (b) This Agreement may be executed in several counterparts, each of which shall constitute a complete original Agreement, which may be introduced as evidence or used for any other purpose without production of any of the other counterparts.

            (c) For purposes of consistency with the Loan Documents this Management Agreement is dated as of July 1, 1996.

      35.   LOAN DOCUMENT PROVISIONS.

      For so long as the Loan Documents are in force in the event of a conflict between the terms of this Agreements and the terms contained in the Loan Documents the terms of the Loan Documents shall control. Manager hereby consents to the terms and conditions of the Loan Documents.

      36.   LIMITED LIABILITY.

            (a) Notwithstanding anything to the contrary set forth herein, Company shall not have any liability, personal or otherwise in connection with any obligation of Company to pay monies set forth herein except to the extent of
(i) Project Revenues available and so long as the Bonds are outstanding, designated pursuant to the Indenture for disbursements relating to such obligations or (ii) Bond proceeds available and designated pursuant to the Indenture for disbursements relating to such obligations. Notwithstanding the foregoing limitation, the same shall not affect or limit the liability of Company with respect to Project Revenues or Bond proceeds received by Company from which, pursuant to the Indenture or otherwise payments or reimbursements are to be made to Manager hereunder.

            (b) No covenant, obligation, agreement, or stipulation contained herein shall be deemed to be a covenant, obligation agreement, or stipulation of any present or future officer, director, member or employee of company in his or her individual capacity.

      37.   ASSIGNMENT.

      This Agreement shall be binding on each of the party's successors and assigns. Manager may not assign or otherwise transfer its interest in this Agreement without Company's prior written consent (which shall not be unreasonably withheld), except as provided in the Indenture or Sale Agreement, provided that Company's consent shall not be required for Manager's assignment to an entity that controls, is controlled by, or is under common control with Manager.

      38.   ATTORNEY'S FEES.

      If either Party is required to enforce any provision of this Agreement or becomes a party of any litigation concerning this Agreement or the Project by reason of any act or omission of the other Party or its authorized representative's acts or omission, the Party that causes the other Party to enforce this Agreement or become involved in litigation shall be liable to that Party for reasonable attorney's fees and court costs incurred by it in enforcement or litigation.

      39.   CAPTIONS.

      The captions of the various sections and paragraphs of this Agreement are for convenience and ease of reference only and do not define, limit, augment, or describe the scope, content, or intent of this Agreement of any Party to or parts of this Agreement.

      40.   UNAVOIDABLE DEFAULT OR DELAY.

      Any prevention, delay, nonperformance or stoppage due to any of the following causes shall excuse nonperformance for a period equal to any such prevention, delay, nonperformance or stoppage, except the obligations imposed by this Agreement to pay money. The causes referred to above are strikes lockouts, labor disputes, failure of power, acts of God, acts of public enemies of this state or of the United States, riots, insurrections, civil commotion, inability to obtain labor materials or reasonable substitutes for either, governmental restrictions or regulations or control (except those unreasonably foreseeable in connection with the uses contemplated by this Agreement), or other causes beyond the reasonable control of the Party obligated to perform.

      41.   WAIVER.

      No waiver of any default shall constitute a waiver of any other breach or default, whether of the same or any other covenant or condition. No waiver, benefit, privilege, or service voluntarily given or performed by either Party shall give the other any contractual right by custom, estoppel or otherwise.

      42.   EXHIBITS INCORPORATED.

      All exhibits to which reference is made herein are deemed incorporated in this Agreement.

      43.   SEVERABILITY.

      If any provision of this Agreement or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforceable to the greatest extent permitted by law.

      44.   CONSULTANTS.

      Manager may retain consultants in connection with the performance of Manager's duties hereunder, provided that such consultants act in accordance with the terms of this Agreement, and provided further that all consulting fees or other payments paid to any such consultant shall be paid by Manager at its sole cost and expense, with the exception of any consultant required in accordance with the terms of the Indenture, any licensing consultant, and any other consultant such as architect, engineer or appraiser not normally carried as part of the staff of Project Manager's similar to Manager.

      45.   THIRD PARTIES.

      Except as specifically set forth herein, nothing herein is intended or shall be construed to confer upon or give to any person or entity (other than Company and Manager and their respective successors and permitted assigns) any rights or remedies under or by reason of this Agreement.

      46.   NON-COMPETITION.

      Manager, and the individuals comprising Manager, agree not to directly or indirectly operate or otherwise act as a consultant, or similar capacity, with respect to any existing or proposed facility within a 2.5 mile radius of The Regency at Glen Cove. The Manager represents that in respect to The Mayfair and any other projects managed by the Manager:

            (a) No residents at The Regency will be solicited by the Manager to move to any other project, including The Mayfair;

            (b) No persons currently on The Regency's prospect or waiting lists will be solicited by the Manager on behalf of other projects, including The Mayfair.

            (c) The Manager will not seek to transfer any Regency employees to The Mayfair;

            (d) When joint advertising is used by the Manager, enquirers will be told about and sent literature on each Project;

            (e) No proprietary information (including information about prospective residents) concerning The Regency will be disclosed to other owners or employees except as reasonably necessary to provide services to The Regency; and

            (f) All actions undertaken by the Manager will be fair and equitable to the interests of The Regency and the Company.


      IN WITNESS WHEREOF, the parties hereto (by their duly authorized officers) have executed this Agreement.

                                    COMPANY
                                    NATIONAL HEALTHPLEX, INC.
                                    a Pennsylvania nonprofit public benefit
                                    Wcorporation

                                    By:   _____________________________
                                          Larry Morehead, Executive Director

                                    MANAGER
                                    KAPSON MANAGEMENT CORP.
                                    a New York Corporation

                                    By:   _____________________________
                                          Evan A. Kaplan, Vice President

                                   EXHIBIT "A"


                                 MANAGEMENT PLAN



                             KAPSON MANAGEMENT CORP.

                                MANAGEMENT PLAN

                            NATIONAL HEALTHPLEX INC.
                                 New York, N.Y.

                             Kapson Management Corp.


                                MANAGEMENT PLAN

                          National Healthplex, Inc.
                                New York, N.Y.

                                     INDEX



                                                        Section
                                                        -------

Role and Responsibility of Retirement
Housing Corporation of New York and Its
Management Staff                                           1



Regulatory Compliance                                      2



Personal Policy and Staffing Arrangements                  3



Plans and Procedures for Publicizing and
Achieving Early Occupancy                                  4



Qualifications for Applicant Tenant Approval               5



Plans for Carrying Out an Effective
Maintenance and Repair Program                             6



Monthly Service Fee Collection Policies and
Procedures                                                 7



Program for Maintaining Adequate Accounting
Records and Handling Necessary Forms
and Vouchers                                               8



Plans for Resident - Management Relations                  9

                             Kapson Management Corp.

                                 MANAGEMENT PLAN

1.    ROLE AND RESPONSIBILITY OF KAPSON MANAGEMENT CORP., AND ITS MANAGEMENT
      STAFF.

      (a) Kapson Management Corp. ("KMC") through the Project's on-site Administrator, shall be responsible for the day-to-day operations of the Project. The department supervisors are responsible for the operations of their specific areas and report directly to the Administrator. Department supervisors include: Dietary Supervisor; Case Manager; Activities Director; Bookkeeper; and Lead Care Attendant. The Administrator shall be directly responsible to KMC.

      (b) KMC management staff shall prepare and submit a detailed preliminary budget of Project operations to the Owner three (3) months prior to the beginning of each fiscal year. This budget will include all costs of operations, including any expenditures for capital equipment of major expendable inventory replacement. After review/adjustment and approval, the Administrator shall have the responsibility for the operation of the Project in conformance with the Project policies and budget established by the Owner and KMC. Subsequent to budget approval, the Administrator shall be responsible for the purchase of all goods and services related to the effective operations of the Project, including capital equipment. In any case involving the need for acquiring non-budgeted equipment, the Administrator will first obtain the approval for the expenditure from KMC. In addition, the Administrator shall immediately notify KMC of any incident at or away from the Project which involves the injury or death of a Project employee or resident, the damage of Project property, any incident which requires the filing of a report to the Department of Social Services or any situations with legal implications.

      (c) Except as outlined in 1.b. above, the Administrator may make decisions without consulting KMC only in life threatening or other emergency situations, and only when all attempts to contact KMC key personnel (1.d. below) have been exhausted.

      (d) In emergency situations, the Administrator will contact the President of KMC on matters related to operational policy and/or the Controller on matters related to expenditures.

      (e) The Administrator shall be responsible for the establishment of a Social Services referral system and its implementation. The Administrator shall revise and evaluate the referral system annually so as to insure its effectiveness.

2.    REGULATORY COMPLIANCE

      (a) The Project will be licensed by the State of New York Department of Social Services as an Adult Home. The Administrator under the direction of KMC (which is acting on behalf of the operator), shall be directly responsible for compliance with all aspects of licensing.

      (b) KMC staff will prepare the part one, two and licensing application on behalf of the Owner. The Owner will be the applicant for the license and will sign all required forms. The application process will begin approximately 18 months prior to the projected Project opening.

      (c) Upon completion of the Project, the Administrator and KMC will participate in the initial licensing visit. A copy of the report will be forwarded to the Owner for review and approval.

      (d) After each subsequent licensing visit, the Administrator shall forward the copies of the licensing report within 24 hours to the Vice President of Assisted Living and the Owner. Within 3 days, the Administrator will prepare a plan of correction, if necessary, for review with the Vice President of Assisted Living and the Owner.

3.    PERSONNEL POLICY AND STAFFING ARRANGEMENTS

      (a) Both the Initial hiring and the ongoing replacement hiring of the Project shall be carried out in complete conformance with all local, state and federal equal employment opportunity guidelines and law. In this regard, it is projected that the minority composition of the Project staff will be representative of other area employment and the general minority population composition of the community. Equal employment consideration shall be made at all employment levels, including management, non-management skilled and semi-skilled positions.

      (b) Notwithstanding any other provisions of this Management Plan, the Owner shall have the absolute right to terminate any employee, provided Owner does so through Manager.

4.    PLANS AND PROCEDURES FOR PUBLICIZING AND ACHIEVING EARLY OCCUPANCY

      (a) The Project's targeted prospective resident is a frail elderly individual who is no longer capable of living independently. Very often the elderly individual's need for assisted living services is sudden, resulting in an immediate need for this level of services. As a result, unlike independent living, premarketing activities which are directed toward the prospective resident are largely ineffective more than three months prior to the facility opening.

      (b) Many of the prospective residents will come to the facility at least in part, as a referral from various individuals or institutions within the community. In an effort to establish this referral base, a number of individuals and institutions within the primary and secondary markets have been contacted. These include hospital discharge planners, skilled nursing centers, senior centers and independent living facilities.

      (c) Approximately six months prior to the Project's anticipated opening date, KMC staff will undertake the development of marketing materials. This will include brochures for prospective residents, direct mail pieces and media advertising. This will be done under the direction of KMC.

      (d) Marketing staff will be recruited and hired approximately three months prior to the anticipated Project opening date. The marketing staff will report to KMC. The staff will work out temporarily in a leased office space which will be located near the Project. The marketing staff will move to the facility after a Certificate of Occupancy has been issued. The leasing office will open Monday through Friday 9:00 AM To 5:00 PM and by appointment on Saturday and Sunday.

      (e) The process of approving the residents will include an initial Screening by the on-site marketing staff with final approval by the Administrator and KMC. The Approval process will include a revise of the residents' ability to meet financial, physical and mental requirements of the Project.

      (f) The leasing staff may remain on-site until the Project achieves 95% occupancy factor. Thereafter, the Administrator will be responsible for the on-going marketing activities.

5.    QUALIFICATIONS FOR APPLICANT RESIDENT APPROVAL

      (a) The Administrator shall screen all resident applicants prior to accepting as a prospective resident in the facility. This screening shall consist of a review of the applicant's current physical and mental condition to insure that they are able to live in the Project's assisted living units without the level of supportive care which may only be provided in a licensed convenient hospital.

      (b) The Administrator may also recommend rejection of an applicant if that applicant displays obvious and flagrant emotional and mental instability that would likely lead to bizarre or extraordinary behavior should the applicant take residency in the facility.


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      (c)   In no instance, however, shall the Administrator screen residents on the basis of race, color, religion, sex or national origin.
      (d) In all cases of rejection, the Administrator must first seek the approval of KMC. If KMC concurs with the recommended rejection, the leasing personnel shall make every attempt to first contact the applicant's next of kin, responsible party or medical doctor to discuss the reasons for rejection. If willing to do so, the person will be asked to make the notification to the applicant. This then will be followed up by a formal notice through written correspondence to the applicant with copies to the next of kin, responsible party or medical doctor.

6.    PLANS FOR CARRYING OUT AN EFFECTIVE MAINTENANCE AND REPAIR PROGRAM

      (a) KMC shall establish equipment inventory controls from the initial acquisition purchase orders and delivery statements. After construction completion, but prior to the Owner's acceptance of the building from the general contractor, all equipment installed by the general contractor, including all mechanical and electrical systems shall be inspected by KMC and the Project's inspecting architect. Any deficiencies shall be noted and corrected by the general contractor prior to acceptance by KMC. To insure compliance with this process, estimates of specific equipment costs, provided by the inspecting architect, shall be withheld from payment to the general contractor. The Administrator will insure that, to the extent possible, the terms of manufacturer's warranties on all fixed and moveable equipment will be enforced. All equipment suppliers shall be required to provide the Project complete specification, routine maintenance and "trouble shooting" manuals, for the use by Project maintenance personnel. Further, when cost effective, KMC will take advantage of extended service contracts offered by equipment manufacturers.

      (b) Residents will be required to pay a security deposit. Upon move-out, the unit will be inspected for damage in excess of normal wear and tear. The cost of repair of any excess damage will be deducted from the resident's security deposit.

      (c) Each living unit shall be repainted on a needed basis, at the time of a new occupancy of the unit. Likewise, each unit will be scheduled for repainting no less than every three years, at the expense of the Project. Residents may request painting at any time, but will be required to reimburse the Project that cost, if painting is requested and accomplished in less than the three years. All painting and redecorating of any living unit must be done by the Project personnel or contractors approved by the Administrator.



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



       (d) To the extent possible, the Administrator will identify and establish cost estimates of major repairs in accordance with their budget responsibilities outlined in 1.a. Any unscheduled major repairs, with the costs of $1,000 or less may be ordered by the Administrator without the prior approval of KMC. Expenditures above that amount must first receive approval of KMC. Verbal approval will suffice, in the case of bonafide emergency situations. The Administrator shall make special effort to identify any major repair covered by Project insurance.

      (e) Routine upkeep and maintenance shall be performed by project maintenance personnel. Other required project maintenance such as exterior pest control and grounds care shall be performed by qualified subcontractor.

      (f) Residents will be instructed to report all maintenance problems to the Administrator through the means of a prescribed maintenance request form. The Administrator will insure that, to the extent possible, any major repairs such as inoperative heating units or leaks will be repaired within 24 hours of the reported deficiency. To that end, the Administrator shall insure that a current emergency repair service telephone list is prepared and kept on file in the administration offices. Minor repairs shall be made within two working days of the reported deficiency.

7.    MONTHLY SERVICE FEE COLLECTION POLICIES AND PROCEDURES

      (a) All monthly service fee payments are due in advance on the first working day of the month for which the monthly services is payable. Residents may make payment in person during regular office hours which are 8:00 AM to 5:00 PM, or by mail, provided payment is postmarked no later than the first calendar day of the month. There will be no specific arrangements for after hours deposits of rent payments.

      (b) The Administrator will accept prepayments on monthly service fee, but shall not accept partial prepayments unless the resident has requested approval for such an arrangement in advance of the due date. Approval for partial payment may be granted by the Administrator at his discretion, but based upon an extraordinary and non-recurring circumstances of the resident. In the case of an approved partial payment, the balance of monthly service fee due will be payable no later than the next month's payment date.

      (c) Provision for late fees on delinquent monthly service fees shall be included in the Admission Agreement. However, the Administrator will use discretion in actual imposition of such late fees.



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



       (d) The Project Bookkeeper shall credit monthly service fee payments to individual resident accounts on the working day following the due date. The Bookkeeper shall then contact each delinquent account by telephone or in person so as to notify the resident of possible "oversight". A summary list shall then be prepared and submitted to the Administrator at KMC. If delinquencies are not corrected by the seventh (7th), working day of the month, the Administrator shall again telephone the resident and make written note of the telephone conversation. The Administrator shall make every effort to collect delinquent payments by the end of the month due and without the need for punitive action, which includes late fees. Any matter willful non-payment or recurring late payment shall be referred to KMC for possible eviction proceedings in accordance with the New York State Adult Home Regulations.

      (e) KMC shall delegate authority to the Administrator with regard to referral services for residents and prospective residents with budget problems.

      (f) The Resident Agreement stipulates that the resident may be evicted for reasons of non payment of the monthly service fee or becoming a nuisance or hazard to other residents or himself and/or Project property. Prior to eviction, the Administrator shall notify the resident and a responsible party by certified letter warning of possible eviction and the reasons why. A copy of this letter will be sent to the Department of Social Services (DSS). This letter shall state that if the resident takes corrective and sustained action within thirty days of the letter, eviction proceedings will be suspended. The Administrator will also make every effort to notify by telephone the resident's next of kin (or other responsible party) of the proposed action. If corrective and sustained action does not occur within the prescribed thirty days, the Administrator shall take steps in accordance with DSS regulations to evict the resident.

      (g) As noted in 5.d. above, each resident will have a separate account for the purpose of crediting and debiting monthly service fees and miscellaneous charges.

8. PROGRAM FOR MAINTAINING ADEQUATE ACCOUNTING RECORDS AND HANDLING NECESSARY FORMS AND VOUCHERS.

      (a) KMC shall insure that comprehensive accounting and purchasing procedures are established for the Project. As a minimum, these procedures shall be in compliance with the HUD Handbook of FHA Requirements Governing Fiscal Operations, Accounting and Financial Reports for Multifamily Housing Projects (Form 2230).

      (b) The accounting system for the Project will be consistent with the chart of accounts and accounting report system established by the Owner and KMC.


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



            The financial reporting system shall include monthly statements of operations, statement of receipts and disbursements during the previous month, a schedule of accounts receivables and payable, and reconciled bank statements. An annual review of the Project's financial records shall be conducted by and independent public accountant within 90 days following the Project's fiscal year end.

9.    PLANS FOR RESIDENT-MANAGEMENT RELATIONS

      (a) Shortly after Project occupancy, the Administrator shall cause to have organized a Residents' council. The makeup of this committee shall be established by the residents, but with the guidance and direction of the Administrator. The stated purpose of the committee shall be to provide input to the managing agent related to recreational activities, but it shall also serve as a vehicle to air grievances. To that end, its composition shall include a representative of the managing agent who will be a non-voting member, but who shall attend all committee meetings. However, the Residents' council will be given the opportunity during each session to meet without any staff members present. Further, the Administrator will maintain an "open door" policy with respect to resident complaints and suggestions. Likewise, the Administrator shall schedule quarterly resident meetings so as to report on project and resident affairs.

      (b) The Administrator shall make every effort to comply with resident request. Should the request be cumbersome or not in compliance with Project policy or budget, the Administrator shall insure that the resident making the request is so notified in writing. This letter shall be cordial, well conceived and should stipulate in detail why the request cannot be granted.

      (c) Each new resident will be provided a residents' handbook, which will outline the policies and procedures of the Project. In addition, new residents will receive an orientation tour of the Project prior to their scheduled move in. Furthermore, the Administrator shall work with the residents' committee (see 7.a. above) to assign a "sponsor" resident for each new resident.

      Each prospective resident will be provided a Project brochure and a copy of the Admission Agreement with attachments, to review prior to execution of the Resident Agreement. After that review and in accordance with the Admission Agreement, the resident will provide the Administrator with a completed medical and financial profile form. At that time the prospective resident may tentatively reserve a specific living unit upon making a refundable deposit in the amount of one months' monthly service fee. The Administrator shall review the prospective resident's medical and financial profile and notify the prospect of their acceptance within one week of the resident's submission of that information. In the case of a denial by KMC, any deposits made


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



      by the resident shall be refunded immediately. Assuming acceptance, the resident will then have one week on which to sign the Admission Agreement and schedule a move in. Except in the case of preopening lease activity, residents shall not be permitted to reserve a living unit with a new move unscheduled greater than 2 weeks from the date of the Admission Agreement execution.

      (d) As a matter of practice, Admission Agreements will not be made available in foreign languages.

      (e) KMC shall, from time to time, review the resident Admission Agreement to insure it complies with the New York State Model Admission Agreement and is totally fair and nonpunitive.

      (f) The Administrator shall make every effort to cooperate and work with local and national organizations with which the residents' committee may wish to establish affiliations.

      (g) The Administrator will insure that each resident has ample opportunity to demonstrate support for the Project and its policies and to participate in its activities and have an active voice in its management. It shall do so through the vehicle of the residents' committee, the "open door" policy and regular meetings with the resident.



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



APPROVAL CERTIFICATE

      This is an Approval Certificate to the Management Agreement dated as of July 1, 1996, by and between National Healthplex, Inc. (Company) and Kapson Management Corp. (Manager).

PARAGRAPH 13: The Manager hereby seeks approval from the Company, and the Company hereby grants its approval and consent, to have the personnel of the property be employees of the Manager, and they will be hired, supervised and discharged by Manager. It is understood that the Company requested and the Manager accepted this undertaking.

PARAGRAPH 46: The Manager hereby seeks approval from the Company, and the Company hereby grants its approval and consent, for the Manager to manage and operate a proposed senior housing project located in Glen Cove, currently owned by Hassett Belfer Senior Housing, LLC. This Project will be known as The Mayfair at Glen Cove, and will be located on Glen Street.

All other terms and conditions of the Management Agreement dated July 1, 1996, shall remain in full force and effect.


IN WITNESS WHEREOF, the parties hereto have executed this Approval Certificate
through their duly authorized representatives as of the    day of July, 1996.

                 COMPANY                  NATIONAL HEALTHPLEX, INC.


                                     By:   __________________________
                                           Larry Morehead, Executive Director



                 MANAGER                  KAPSON MANAGEMENT CORP.


                                     By:   __________________________
                                           Evan A. Kaplan, Vice President

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